UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2008

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2008, Triple-S Management Corporation (the "Company") held its 2008 Annual Meeting of Shareholders (the "Annual Meeting"), at which the Company’s shareholders approved the Company’s 2007 Incentive Plan (the "Plan"). The Company may grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, deferred shares, performance awards, including cash bonus awards, and other stock-based awards under the Plan, to our officers and key employees, and those of our subsidiaries and/or affiliates. In addition, the Plan authorizes the grant of equity-based compensation incentives to our directors and to any independent contractors and consultants who by their position, ability and diligence are able to make important contributions to our future growth and profitability.

The following is a summary of the material provisions of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan included as Exhibit B to the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 27, 2008.

Plan Term. The Plan will have a 10-year term commencing on November 1, 2007, subject to earlier termination by the Company’s Board of Directors (the "Board").

Authorized Shares. Subject to adjustment, up to 4,700,000 of the shares of the Company’s Class B common stock outstanding are available for awards granted under the Plan. No participant in the Plan may receive stock options and stock appreciation rights in any calendar year that relate to more than 600,000 shares of the Company’s Class B common stock. Shares of common stock to be issued under the Plan may be made available from authorized but unissued Class B common stock or Class B common stock acquired by the Company.

If an award (other than a substitute award as defined below) terminates, is forfeited, cancelled or settled for cash, the shares of the Company’s Class B common stock covered by such award will again be available for issuance under the Plan. In addition, shares of the Company’s Class B common stock tendered or withheld in payment of an exercise price or for withholding taxes also will again be available for issuance under the Plan. Shares of the Company’s Class B common stock underlying substitute awards shall not reduce the number of such shares available for delivery under the Plan. A "substitute award" is any award granted in assumption of, or in substitution for, an outstanding award previously granted by a corporation acquired by the Company or with which the Company combines.

Administration. The Board’s Compensation Committee (the "Compensation Committee") will administer the Plan and will have authority to select individuals to whom awards are granted, determine the types of awards and number of shares covered, and determine the terms and conditions of awards, including the applicable vesting schedule, performance conditions, and whether the award will be settled in cash, shares or a combination of the two.

Types of Awards. The Plan provides for grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, deferred shares, performance awards, including cash bonus awards, and other stock-based awards.

• Stock options. An option is the right to purchase shares of Class B common stock at a future date at a specified exercise price. The per share exercise price of options will be determined by the Compensation Committee but may not be less than the closing price of a share of the Company’s Class B common stock on the date of grant (other than a substitute award). The Compensation Committee determines the date after which options may be exercised in whole or in part, and the expiration date of each option. However, no option award will be exercisable after the expiration of 10 years from the date the option is granted.

• Stock appreciation rights. A stock appreciation right is a contractual right granted to the participant to receive, in cash or shares, an amount equal to the appreciation of one or more shares of Class B common stock from the date of grant. Any stock appreciation rights will be granted subject to the same terms and conditions applicable to options, as described above.

• Restricted stock/restricted stock units. Shares of restricted stock are shares of the Company’s Class B common stock subject to restrictions on transfer and a substantial risk of forfeiture. A restricted stock unit consists of a contractual right denominated in shares of the Company’s Class B common stock which represents the right to receive the value of a share of Class B common stock at a future date, subject to certain vesting and other restrictions. Restricted stock and restricted stock units will be subject to restrictions and such other terms and conditions as the Compensation Committee may determine.

• Performance Awards. The Plan provides that grants of performance awards, including cash-denominated awards and (if determined by the Compensation Committee) restricted stock, restricted stock units or other stock-based awards, will be made based upon, and subject to achieving, certain "performance objectives." The maximum number of shares of the Company’s Class B common stock subject to a performance award in any fiscal year is 150,000 shares and the maximum amount that can be earned in respect of a performance award denominated in cash or value other than shares on an annualized basis is $3.0 million.

• Deferred shares. An award of deferred shares entitles the participant to receive shares of the Company’s Class B common stock upon the expiration of a specified deferral period. In addition, deferred shares may be subject to restrictions on transferability, forfeiture and other restrictions as determined by the Compensation Committee.

• Other awards. The Compensation Committee is authorized to grant other stock-based awards, either alone or in addition to other awards granted under the Plan. Other awards may be settled in shares, cash, awards granted under the Plan or any other form of property as the Compensation Committee determines.

Eligibility. Generally, all the Company’s employees and members of the Board will be eligible to participate in the Plan. From time to time, the Board will determine who will be granted awards, the number of shares or performance units subject to such grants, and the terms of awards. Under the Plan, awards may be granted to the Company’s employees, its directors and other individuals providing services to the Company, including but not limited to consultants, advisors and independent contractors.

Adjustments. The Compensation Committee will adjust the terms of any outstanding awards and the number of shares of Class B common stock issuable under the Plan for any change in shares of the Company’s Class B common stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Company’s Class B common stock, an issuance of shares pursuant to the anti-dilution provisions of the Class B common stock or any other event that affects our capitalization if the Compensation Committee determines an adjustment is equitable or appropriate.

Termination of Service and Change in Control. The Compensation Committee will determine the effect of a termination of employment and a change in control (as defined in the Plan) or service on awards granted under the Plan.

Amendment, Modification and Termination. The Board, from time to time, may suspend, discontinue, revise or amend the Plan and the Compensation Committee may amend the terms of any award in any respect, provided that no such action will adversely impair or affect the rights of a holder of an outstanding award under the Plan without the holder’s consent, and no such action will be taken without shareholder approval, if required by the rules of the stock exchange on which our shares are traded.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Triple-S Management Corporation 2007 Incentive Plan, filed as Exhibit B to the definitive Proxy Statement of the Company on Schedule 14A filed on March 27, 2008, is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

May 1, 2008	By:	/s/ Ramon M. Ruiz-Comas

Name: Ramon M. Ruiz-Comas
Title: President and CEO